UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2014

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street Louisville, Kentucky	40202-2412
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The Board of Directors of Kindred Healthcare, Inc. (the “Company”) approved the Kindred Healthcare, Inc. 2011 Stock Incentive Plan, Amended and Restated (the “Plan”) on March 26, 2014 to, among other things, increase the number of shares of the Company’s common stock, par value $0.25, that may be issued thereunder by 2,700,000 and, with respect to grants of stock options and restricted stock awards made after the amendment, eliminate “single trigger” vesting in the event of a change in control of the Company in favor of “double trigger” vesting. The Company’s shareholders approved the Plan on May 22, 2014. Attached hereto as Exhibits 10.1 through 10.5 are the form of equity award agreements under the Plan.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Form of Restricted Share Award Agreement under the Kindred Healthcare, Inc. 2011 Stock Incentive Plan, Amended and Restated.

Exhibit 10.2	Form of Performance Unit Award Agreement under the Kindred Healthcare, Inc. 2011 Stock Incentive Plan, Amended and Restated.

Exhibit 10.3	Form of Incentive Stock Option Grant Agreement under the Kindred Healthcare, Inc. 2011 Stock Incentive Plan, Amended and Restated.

Exhibit 10.4	Form of Non-Qualified Stock Option Grant Agreement under the Kindred Healthcare, Inc. 2011 Stock Incentive Plan, Amended and Restated.

Exhibit 10.5	Form of Stock Bonus Award Agreement under the Kindred Healthcare, Inc. 2011 Stock Incentive Plan, Amended and Restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Kindred Healthcare, Inc.

Date: July 25, 2014	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich
Co-General Counsel and Corporate Secretary